Exhibit 3.119

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “INTEGRATED PHYSICIAN SERVICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF NOVEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF JULY, A.D. 2002, AT 5 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “INTEGRATED PHYSICIAN SERVICES, LLC”.

2969104 8100H	/s/ Jeffrey W. Bullock

110292376 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8619905 DATE: 03-14-11

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/19/1998 981447506 — 2969104
CERTIFICATE OF FORMATION
OF
INTEGRATED PHYSICIAN SERVICES, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is Integrated Physician Services, LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington. Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 19, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 07/30/2002 020487111 — 2969104
CERTIFICATE OF AMENDMENT
OF
Integrated Physician Services, LLC
     1. The name of the limited liability company is Integrated Physician Services, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Integrated Physician Services, LLC, this 30th day of July, 2002.

Integrated Physician Services, LLC
/s/ William F. Carpenter III
William F. Carpenter III, Title Manager